Exhibit 3.14

BYLAWS OF

NEW INTERVAL INTERNATIONAL, INC.

ARTICLE I - OFFICES

The principal office of the Corporation shall be established and maintained at 7000 S.W. 62nd Avenue, Suite 306 in the City of South Miami County of Dade State of Florida. The Corporation may also have offices at such places within or without the State of Florida as the board may from time to time establish.

ARTICLE II - SHAREHOLDERS

1.                                       MEETINGS

The annual meeting of the Shareholders of this Corporation shall be held on the              day of April of each year or at such other time and place designated by the Board of Directors of the Corporation. Business transacted at the annual meeting shall include the election of Directors of the Corporation and all other matters properly before the Board. If the designated day shall fall on a Sunday or legal holiday, then the meeting shall be held on the first business day thereafter.

2.                                       SPECIAL MEETINGS

Special meetings of the Shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than 10% of all the shares entitled to vote at the meeting. A meeting requested by Shareholders shall be called for a date not less than 10 nor more than 60 days after the request is made unless the Shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or Shareholders requesting the meeting shall designate another person to do so.

3.                                       PLACE

Meetings of Shareholders shall be held at the principal place of business of the Corporation or at such other place as may be designated by the Board of Directors.

4.                                       NOTICE

Written notice to each Shareholder entitled to vote stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting. If any Stockholder shall transfer his stock after notice, it shall not be necessary to notify the transferee. Any Stockholder may waive notice of any meeting either before, during or after the meeting.

5.                                       QUORUM

The majority of the Shares entitled to vote, represented in person or by Proxy, shall constitute a Quorum at a meeting of Shareholders, but in no event shall a Quorum consist of less than 1/3 of the shares entitled to vote at the meeting.

After a Quorum has been established at a Shareholders meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a Quorum, shall not effect the validity of any action taken at the meeting or any adjournment thereof.

6.                                       PROXY

Every Shareholder entitled to vote at a meeting of Shareholders, or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by Proxy. The Proxy must be signed by the Shareholder or his attorney-in-fact. No Proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the Proxy.

ARTICLE III - DIRECTORS

1.                                       BOARD OF DIRECTORS

The business of the Corporation shall be managed and its corporate powers exercised by a Board of four Directors, each of whom shall be of full age. It shall not be necessary for Directors to be Stockholders.

2.                                       ELECTION AND TERM OF DIRECTORS

Directors shall be elected at the annual meeting of Stockholders and each Director elected shall hold office until his successor has been elected and qualified, or until his prior resignation or removal.

3.                                       VACANCIES

If the office of any Director, member of a committee or other officer becomes vacant, the remaining Directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

4.                                       REMOVAL OF DIRECTORS

Any or all of the Directors may be removed with or without cause by vote of a majority of all of the stock outstanding and entitled to vote at a special meeting of Stockholders called for that purpose.

5.                                       NEWLY CREATED DIRECTORSHIPS

The number of Directors maybe increased by amendment of these By-Laws, by the affirmative vote of a majority in interest of the Stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional Directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

6.                                       RESIGNATION

A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of such officer, and the acceptance of the resignation shall not be necessary to make it effective.

7.                                       QUORUM OF DIRECTORS

A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

8.                                       PLACE AND TIME OF BOARD MEETINGS

The board may hold its meeting at the office of the Corporation or at such other places, either within or without the State of Florida as it may from time to time determine.

9.                                       NOTICE OF MEETINGS OF TEE BOARD

A regular annual meeting of the Board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the Directors and may be called by the President upon three days notice to each Director either personally or by mail or by wire; special meetings shall be called by the President or by the Secretary in a like manner on written request of two Directors. Notice of a meeting need not be given to any Director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

10.                                 REGULAR ANNUAL MEETING

A regular annual meeting of the Board shall be held immediately following the annual meeting of Stockholders at the place of such annual meeting of Stockholders.

11.                                 EXECUTIVE AND OTHER COMMITTEES

The Board, by resolution, may designate two or more of their members to any committee.  To the extent provided in said resolution or these By-Laws, said committee may exercise the powers of the Board concerning the management of the business of the Corporation.

12.                                 COMPENSATION

No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board, a fixed sum and expenses for actual attendance, at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV - OFFICERS

1.                                      OFFICERS, ELECTION AND TERM

a)                                     The Board may elect or appoint a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as it may determine, who shall have such duties and powers as hereinafter provided.

b)                                    All officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of Stockholders and until their successors have been elected or appointed and qualified.

c)                                     Any two or more offices maybe held by the same person.

2.                                      REMOVAL, RESIGNATION, SALARY, ETC.

a)                                     Any officer elected or appointed by the Board may be removed by the Board with or without cause.

b)                                    In the event of the death, resignation or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

c)                                     Any officer elected by the Shareholders may be removed only by vote of the Shareholders unless otherwise provided by the Shareholders.

d)                                    The salaries of all officers shall be fixed by the Board.

e)                                     The Directors may require any Officer to give security for the faithful performance of his duties.

3.                                      DUTIES

The officers of this Corporation shall have the following duties:

The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the Shareholders and Board of Directors.

The Secretary shall have custody of, and maintain all of the corporate records except the financial records; shall record the minutes of all meetings of the Shareholders and Board of Directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors or the President.

The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of Shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

4.                                      REMOVAL OF OFFICERS

An officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment, the best interests of the Corporation will be served thereby.

Any vacancy in any office may be filled by the Board of Directors.

ARTICLE V - STOCK CERTIFICATES

1.                                      ISSUANCE

Every holder of shares in this Corporation shall be entitled to have a certificate representing all shares of which he is entitled. No certificate shall be issued for any share until such share is full paid.

2.                                      FORM

Certificates representing shares in this Corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile thereof.

3.                                      TRANSFER OF STOCK

The Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

4.                                      LOST, STOLEN OR DESTROYED CERTIFICATES

If the Shareholder shall claim to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board may reasonably require.

ARTICLE VI - BOOKS AND RECORDS

1.                                      BOOKS AND RECORDS

This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders, Board of Director and committees of Directors.

This Corporation shall keep at its registered office or principal place of business a record of its Shareholders, giving the names and addresses of all Shareholders and the number of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

2.                                      SHAREHOLDERS’ INSPECTION RIGHTS

Any person who shall have been a holder of record or shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time, for any proper purpose, its relevent books and records of accounts, minutes and records of Shareholders and to make extracts therefrom.

3.                                      FINANCIAL INFORMATION

Not later than four months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

Upon the written request of any Shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to each Shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation of this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any Shareholder or holder of voting trust certificates, in person or by agent.

ARTICLE VII - DIVIDEND

The Board may out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the Corporation.

ARTICLE VIII - CORPORATE SEAL

The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words “CORPORATE SEAL, FLORIDA.” The seal maybe used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.

ARTICLE IX - EXECUTION

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.

ARTICLE X - FISCAL YEAR

The fiscal year shall begin the first day of January in each year.

ARTICLE XI – NOTICE AND WAIVER OF NOTICE

Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation, or these By-Laws, a waiver thereof in writing, signed by the person  or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XII - CONSTRUCTION

Whenever a conflict arises between the language of these By-Laws and the Certificate of Incorporation, the Certificate of Incorporation shall govern.

ARTICLE XIII - BUSINESS

1.                                      CONDUCT OF BUSINESS WITHOUT MEETINGS

Any action of the Stockholders, Directors and committee may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all persons who would be entitled to vote on such action at a meeting and filed with the Secretary of the Corporation as part of the proceedings of the Stockholders, Directors or committees as the case may be.

2.                                      MANAGEMENT BY STOCKHOLDER

In the event the Stockholders are named in the Articles of Incorporation and are empowered therein to manage the affairs of the Corporation in lieu of Directors, the Stockholders of the Corporation shall be deemed Directors for the purposes of these By-Laws and wherever the words “directors”, “board of directors” or “board” appear in these By-Laws those words shall be taken to mean Stockholders.

The Shareholders may, by majority vote, create a board of directors to manage the business of the Corporation and exercise its corporate powers.

ARTICLE XIV - AMENDMENTS

These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the Stockholders or at any special meeting thereof if notice of the proposed alteration or repeal to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the board at any regular meeting of the board or at any special meeting of the board if notice of the proposed alteration or repeal to be made, be contained in the notice of such special meeting.

AMENDMENTS TO BY-LAWS OF
NEW INTERVAL INTERNATIONAL, INC.

Amended on 12/30/87

Article II - Shareholders

1.                                     Meetings

RESOLVED, the annual meeting of the Shareholders of this Corporation shall be held during the month of December of each year on the particular day to be designated by the Board of Directors, or at such other time and place as is designated by the Board of Directors of the Corporation.

Amended on 1/24/91

2.                                     Special Meetings

RESOLVED, that the Shareholders and members of the Board of Directors of the Corporation may participate in Shareholder and/or Board of Director meetings through the use of a conference telephone or similar communications equipment by means of which all persons participating in the meetings can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Amended 8/7/89

Article III - Directors

1.                                     Board of Directors

RESOLVED, that pursuant to the authority of Article XIV of the By-Laws of the Corporation, Article III, Section 1 of the By-Laws shall be amended to provide that the Board be comprised of nine Directors.

7.                                     Quorum of Directors

Amended 6/20/88

RESOLVED, seventy (70%) percent of the Directors shall constitute a quorum for the transaction of business.

Article XV - Indemnification of Directors, Officers and Any Others

Amended 1/24/91

RESOLVED, that the Corporation shall indemnify any person who was or is a party, or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), and whether or not brought by or in the right of the Corporation, by reason of the fact that he or she is or was a Director, Officer or employee retained to provide legal counsel to the Corporation or is or was serving at the request of the Corporation as a Director, Officer or legal counsel of another corporation, partnership, joint venture, trust or other enterprise (the “Indemnified Person”), shall be indemnified against judgments, fines, amounts paid in settlement and expenses, including attorneys’ fees, actually and reasonably incurred by the Indemnified Person as a result of such Proceeding, or any appeal therein, if such Indemnified Person acted in good faith in a manner the Indemnified Person reasonably believed to be within the scope of his or her authority and in the best interest of the Corporation and, in any criminal action or proceeding, without reasonable grounds for belief that such action was unlawful. The termination of any such Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself create a presumption that any Indemnified Person did not act in good faith in the reasonable belief that such action was in the best interest of the Corporation, and with respect to any criminal action or proceeding that he or she did not have reasonable grounds to believe that such action was unlawful; and be it

FURTHER RESOLVED, that indemnification hereunder shall continue as to a person who has ceased to be a Director, Officer or legal counsel, and shall inure to the benefit of the heirs, personal representatives and administrators of such person. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any such person may otherwise be entitled apart from this By-Law; and be it

FURTHER RESOLVED, that costs, charges and expenses (including attorneys’ fees) incurred by an officer, director or employee who is an Indemnified Person in defending a Proceeding may, at the option of the Board of Directors, be paid by the Corporation to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Indemnified Person to repay all amounts so advanced in the event that it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this resolution and upon such other terms and conditions as the Board of Directors may deem appropriate. The Corporation may, upon approval of the Indemnified Person, authorize the Corporation’s counsel to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding. Such authorization shall be made by the Board of Directors by majority vote, including Directors who are parties to such Proceeding; and be it

FURTHER RESOLVED, that the Board of Directors may, but is not obligated to, authorize the purchase and maintenance of insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this By-Law.